                                                                   Exhibit 99(B)
                         [Form of proxy for holders of
                    Lake Shore Bancorp., Inc. Common Stock]


                           LAKE SHORE BANCORP., INC.
              605 North Michigan Avenue, Chicago, Illinois  60611

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints _______________ and _________________, or either of them, proxies of the undersigned with power of substitution, to vote all stock of the undersigned at the special meeting of the stockholders of Lake
Shore Bancorp., Inc., to be held on        , 1994, at       , and at any
adjournments thereof, as indicated below:

     1. Proposal to approve an Amended and Restated Agreement and Plan of Merger, effective as of November 21, 1994, among First Chicago Corporation, First Chicago Acquisition Corporation V and Lake Shore Bancorp., Inc.:

          [_]  FOR                 [_]  AGAINST                [_]  ABSTAIN



     2. With discretionary power upon any and all other business that may properly come before the meeting and upon matters incident to the conduct of the meeting.

          The Board of Directors recommends a vote FOR Item 1.
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                                   [reverse]


PROXY NO.                                                        NO. OF SHARES


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND IF NO DIRECTION IS MADE, IT WILL BE VOTED IN FAVOR OF THE ABOVE PROPOSAL NUMBER 1, AND AS TO ANY OTHER ITEM OF BUSINESS PROPERLY PRESENTED TO SAID MEETING, IT WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES.


DATED:______________, 1994                  ______________________________

                                            ______________________________

                                                Shareholder(s) Sign Here

                                            Please sign exactly as your name
                                            appears hereon, giving your full
                                            title if signing as attorney or
                                            fiduciary.

                                            If shares are held jointly, each
                                            joint owner should sign.  If a
                                            corporation, please sign in full
                                            corporate name, by duly authorized
                                            officer.  If a partnership, please
                                            sign in partnership name by
                                            authorized person.



                  PLEASE RETURN PROMPTLY IN ENCLOSED ENVELOPE
                WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.















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